UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 30, 2006

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 30, 2006, The Children's Place Retail Stores, Inc. (the “Company”) issued a press release containing the Company’s sales results for the four-week period ended November 25, 2006. In addition, in its press release, the Company stated that, as previously announced, the Company has been conducting an internal investigation into its stock option practices, through its outside counsel and under the supervision of the Audit Committee of the Board. The Board has determined that a Special Committee should complete the investigation, and has established a Special Committee consisting of two independent directors. The Board believes a Special Committee is appropriate given that members of the Audit Committee also served on the Compensation Committee during a significant portion of the period during which stock option grants under investigation were made. The Special Committee has retained separate outside counsel to conduct the balance of the investigation. These actions were taken to avoid any questions concerning the objectivity and independence of the investigation. The Company stated that the Board is committed to completing the investigation and resolving these issues as quickly and diligently as possible.

A copy of the Company’s press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

99.1	Press Release dated November 30, 2006.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC.

Dated: November 30, 2006	By:	/s/ Susan Riley
Name: Susan Riley, Senior Vice President, Chief Financial Officer